THE REGISTRANT HAS REQUESTED CONFIDENTIAL TREATMENT OF CERTAIN PORTIONS OF THIS EXHIBIT FROM THE SECURITIES AND EXCHANGE COMMISSION, WHICH HAVE BEEN DELETED AND REPLACED WITH BRACKETED BLANK SPACES.


                            SALE AND PURCHASE AGREEMENT


This Sale and Purchase Agreement is made as of the -------- day of
- ----------------, 1993 between NATIONAL CITY BANK, COLUMBUS, a national banking association (the "Bank") and FASHION SERVICE CORP., a Delaware corporation ("Fashion").

                             PRELIMINARY STATEMENT

The Bank, Fashion and certain other corporations affiliated with Fashion are parties to a Credit Card Plan Agreement dated October 24, 1984, as amended from time to time (the "Plan Agreement"). Pursuant to the Plan Agreement the Bank is operating a consumer credit program (the "Charge Plan") in the form of revolving lines of credit used by customers of retail stores affiliated with Fashion to purchase goods and services from such retail stores. The Bank wishes to sell and Fashion wishes to purchase all obligations outstanding under the Charge Plan incurred by Customers of retail stores affiliated with Fashion, as further set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual promises hereinafter set forth, and intending to be legally bound, the parties hereto agree as follows:


                                   ARTICLE I

                             GENERAL & DEFINITIONS

Section 1.01 Mutual Cooperation. It is an objective of the parties that the sale and purchase of Account Debt and Accounts provided for in this agreement be planned and carried out in an effective, efficient and smooth manner and without interruption in credit card account service to Charge Customers. It is a further objective that the Charge Plan and any other similar consumer credit program(s) operated by Fashion or by a third party contractor ("Contractor") for customers of retail stores operated by or affiliated with Fashion (each an "Other Charge Plan") operate concurrently in all retail stores operated by or affiliated with Fashion without conflict or confusion (such as the mishandling of applications for credit, requests for authorizations, records of credit sales, credits, allowances, payments, customer complaints, inquiries and collection measures). Without limiting the generality of the foregoing, the parties agree to cooperate with, consult with and assist each other to accomplish this objective, and to avoid practices, procedures or statements that might result in such confusion or impair the collectibility of any customer obligations or damage the business and reputation of either party, and to alert each other to potential problems as soon as they are recognized. Fashion will use its best efforts to obtain the cooperation of any operator of any Other Charge Plan whenever necessary or useful to accomplish these objectives.

Section 1.02 Definitions and Index of Definitions. As used herein, the following terms shall have the following respective meanings:

                     "Accounts" shall mean the individual revolving lines of credit provided by the Bank to Charge Customers for use in retail stores operated by Fashion or one of its affiliates.

                     "Account Debt" shall mean all outstanding obligations of a Charge Customer due under an Account, including unbilled purchases but not including unbilled finance charges.

                     "Account Records" shall mean information relating to Accounts which shall include the Cardholder Master File, the collection status of each Account and information concerning interim transactions, if any, that occur during the time period after the Bank stops processing transactions under the Plan for the Accounts being transferred and before Fashion or a Contractor starts processing credit card transactions under the Other Charge Plan for the transferred accounts.

                     "Adjusted Weighted Pricing Percentage" shall mean a percentage calculated in the manner prescribed in Annex I.

                     "Aging Category" shall mean any one of the seven categories specified in Annex I attached hereto which is used to classify the delinquency status of Accounts.

                     "Applicable Interest Rate" shall mean the One Month Libor Rate plus three-eights of one percent (3/8%) per annum.

                     "Cardholder Master File" shall mean a computer usable tape containing the Bank's records used to operate the Charge Plan, including the following information for each account to be transferred: the names of Customers, addresses, credit and transaction history, current balances and Account aging.

                     "Charge Customers" shall mean customers of retail stores affiliated with Fashion for whom an Account has been opened under the Charge Plan.

                     "Charge Plan" shall have the meaning set forth in the Preliminary Statement. "Contractor" shall mean the meaning set forth in Section 1.01.

                     "Contractor" shall mean the meaning set forth in
                     Section 1.01.

                     "Final Settlement Date" shall mean November 2, 1993.

                     "Net Outstandings" shall have the meaning set forth in
                     Section 2.02.

                     "One Month LIBOR Rate" shall mean the One Month London Interbank Offered Rate published in the Wall Street Journal on the Record Date or, if not available on the Record Date, on the most recent date prior to the Record Date that such rate is published in the Wall Street Journal.

                     "Other Charge Plan" shall have the meaning set forth in
                     Section 1.01.

                     "Plan Agreement" shall have the meaning set forth in the Preliminary Statement.

                     "Preliminary Settlement Date" shall mean October 6, 1993.

                     "Record Date" shall mean October 3, 1993.

Reference should also be made to the Annexes hereto for further definitions.


                                   ARTICLE II

                               SALE AND PURCHASE

Section 2.01 Transfer of Title to Accounts. (a) As of the close of business on the Preliminary Settlement Date, the Bank will transfer to Fashion without recourse, except as otherwise provided for herein, the Bank's right, title and interest in: (i) the Account Debts, including all unbilled finance charges relating thereto, of all Charge Customers as of the close of business on the Record Date, together with
                     (ii) the Accounts of such Charge Customers (including Charge Customers having credit or zero balances in their Accounts, but excluding Charge Customers whose Account Debt has been written off by the Bank). Such transfer shall be evidenced by delivery of a bill of sale or assignment executed by the Bank in such form as Fashion may reasonably request. Within two days after the Record Date, Bank shall deliver to Fashion complete and correct copies of the Cardholder Master File and all other Account Records with respect to the Accounts being transferred, accompanied by the certificate signed by the Chief Financial Officer or Chief Operations Officer of the Bank certifying that the information contained thereon is complete and correct to the best of Bank's knowledge as of the Record Date.

Section 2.02 Purchase Price. (a) On the Preliminary Settlement Date, Fashion shall pay the Bank a purchase price for the Account Debts, including all accrued unbilled finance charges, and Accounts transferred to Fashion on such date, as of the Record Date, which purchase price is equal to
                     (i) the Net Outstandings of such Accounts as reflected in the Cardholder Master File multiplied by the Adjusted Weighted Pricing Percentage, (ii) plus the Preliminary Settlement Date Finance Charge Payment, as determined in accordance with the formula set forth in Annex II attached hereto (the "Preliminary Settlement Date Finance Charge Payment"); (iii) plus interest at the Applicable Interest Rate on the amount determined in (i) above from the Record Date until the Preliminary Settlement Date as described in Annex I attached hereto. Fashion shall pay such purchase price to Bank by wire transfer of immediately available funds to an account designated by the Bank. If Bank receives such amount up to 12:00 noon on the Preliminary Statement Date, no interest shall accrue. If Bank receives such amount at any time after 12:00 noon on the Preliminary Settlement Date, interest shall accrue from and including the Preliminary

                     Statement Date until and including the date Bank receives such amount. "Net Outstandings" means (i) the aggregate amount of Account Debt as of the close of business on the Record Date less (ii) all credit balances as of the close of business on such Record Date. As part of the purchase price Fashion shall assume all liability to Charge Customers for credit balances that may exist in any purchased Accounts.

                     (b) Upon the completion of the billing cycles during which the Record Date occurs for each Account transferred to Fashion, Fashion shall calculate the Unbillable Finance Charge Rebate Payment due to Fashion in accordance with the formula set forth in Annex III attached hereto (the "Unbillable Finance Charge Rebate Payment"). On the Final Settlement Date, Bank shall pay Fashion the Unbillable Finance Charge Rebate Payment, including interest on the Unbillable Finance Charges, at the Applicable Interest Rate from the Record Date to the Final Settlement Date as determined in Annex III. Before the Final Settlement Date, Fashion shall deliver to the Bank a statement and documentation showing the calculation of the Unbillable Finance Charge Rebate Payment according to Annex III attached hereto, accompanied by a certificate signed by a Vice President of Fashion certifying that the calculation and information is complete and correct to the best of Fashion's knowledge. The Bank shall take a reasonable opportunity to verify the accuracy of such statement and documentation. Payment by the Bank to Fashion shall be made by wire transfer of immediately available funds to an account designated by Fashion. If Fashion receives such amount before 12:00 noon on the Final Settlement Date, interest shall accrue from the Preliminary Settlement Date through and including the calendar day before the Final Settlement Date. If Fashion receives such amount at any time after 12:00 noon on the Final Settlement Date, interest shall accrue through and including the Final Settlement Date.

Section 2.03 Right to Audit. The Bank will assist Fashion and Contractor in understanding the Conversion Plan described in Section 4.03 and, after written notice by Fashion to Bank of Fashion's intent to audit and the purpose of such audit, will allow Fashion to perform audit tests with respect to the Accounts to be transferred on the Preliminary Settlement Date to ascertain the accuracy of the records and information to be transferred. These tests will be conducted according to generally accepted auditing practices and standards and will include, but not be limited to: testing the methods used to determine the Aging Category of the Accounts (as defined in Annex I attached hereto) to be transferred, reviewing the Cardholder Master File for data inaccuracies, reviewing for reaging, evaluating write-off policies and conduct other audit tests to substantiate that processing controls can be relied upon as a basis for determining the Net Outstandings as of the Record Date. The conclusion of an audit shall not constitute a waiver of any right of either Fashion or the Bank under Section 5.02 or otherwise to assert an adjustment to any amount payable or paid under this Agreement.

Section 2.04 Closing. Bank agrees that if Fashion requests the Bank to attend a loan closing or to confirm the assignment of the Accounts being transferred in order for Fashion to secure its loan to purchase such Accounts, unbilled finance charges and Account Debt, Bank shall cooperate to provide Fashion with such documents and/or assistance that Fashion may reasonably request.


                                  ARTICLE III

                             CONDITIONS TO TRANSFER

Section 3.01 Conditions to Transfer. The obligation of Fashion to acquire title to the Account Debt, the accrued unbilled finance charges related thereto, and the related Accounts on the Preliminary Settlement Date is conditioned upon satisfaction of the following conditions:

                     (a) Each of the representations and warranties of the Bank set forth in this Agreement is true as of the Record Date and the Preliminary Settlement Date, and the Bank has performed each of its obligations under this Agreement which is required to be performed on or before the Record Date and the Preliminary Settlement Date.

                     (b) The Bank shall have executed and delivered to Fashion such Uniform Commercial Code financing statements and change statements as Fashion may reasonably request to reflect the transactions contemplated by this Agreement.


                                   ARTICLE IV

                           ACTIONS PRIOR TO TRANSFER

From and after the date hereof the Bank will continue to operate the Charge Plan in accordance with the terms of the Plan Agreement, except that in connection with the transfer of Accounts to be made on the Preliminary Settlement Date, the following special procedures shall apply:

Section 4.01 Applications and Credit Standards. (a) Effective July 8, 1993, the Bank will no longer enter into new arrangements with delinquent Charge Customers in order to reage their Accounts if they make three (3) consecutive minimum payments ("Hardship Reages") or reage their accounts for any other reason whatsoever except as provided below. The Bank, however, will continue to fulfill its commitments with respect to arrangements for Hardship Reages that have already been made with delinquent Charge Customers before July 8, 1993 and will reage the accounts subject to such arrangements if the delinquent Charge Customer meets the requirements for a

                     Hardship Reage by October 3, 1993. Notwithstanding the foregoing, the Bank will continue to reage delinquent Charge Customers who: (i) have entered into a CCCS arrangement; or (ii) are delinquent as a result of missing or misposted payments, billing disputes, unintentional shortage of minimum due payments, other customer service determined valid reason for established Charge Customers who are no more than one (1) cycle past due, or any reage which must be done to comply with applicable law, rule or regulation.

                     (b) On July 19, 1993 with respect to Quick Credit Applications and on July 31, 1993 with respect to Mail Applications, Fashion will or its Contractor will assume responsibility for accepting and processing all new credit applications. Fashion or its Contractor will only process Quick Credit Applications taken on or after July 31, 1993 using application forms containing the name of Fashion or its designee ("Fashion Applications"). Further, Fashion or its Contractor shall replace all Applications containing the name of Bank ("Bank Applications") with Fashion Applications in Fashion Bug Stores on or before July 31, 1993. In the event that the Bank receives any Fashion applications after July 31, 1993, Bank shall forward such applications to Fashion for processing.

                     (c) The Bank will indemnify Fashion or its Contractor for any Loss (as defined in Section 6.1 of the Charge Plan Agreement) arising out of any violation of law resulting from Fashion or its designee issuing credit cards under new terms and conditions to Fashion Bug customers who have applied for a Fashion Bug charge on a Bank Application when such application is received by Fashion or its designee: (i) on or after July 31, 1993 in the case of a Mail Application; or
                              (ii) after July 19, 1993 and on or before July 31, 1993, in the case of a Quick Credit application. The foregoing indemnification shall be limited solely to Losses arising out of any violation of law resulting from the situation that the application reflects one creditor (the
                              Bank) and one set of terms and that the card will be issued in the name of a different creditor and under a different set of terms. The foregoing indemnification may only be invoked if the following conditions are met: (i) Fashion or its Contractor shall have complied with Section 4.01(b) above; (ii) Fashion or its Contractor shall, in compliance with all applicable law, notify such customers of the change in issuer and any changes in terms between the Bank cardholder agreement and the Fashion cardholder agreement (using a disclosure in the form of Exhibit A attached hereto). This Section 4.01 replaces the letter agreement dated July 21, 1993 between the parties signed by Kirk Simme and Brent Bostick.

Section 4.02 Preparation for Conversion. The Bank and Fashion will cooperate to provide each other with all information and data reasonably necessary to ensure a timely conversion carried out in an effective and efficient manner without interruption of credit card account services to Charge Customers, but without unduly burdening the Bank with unreasonable and unnecessary requests for information. Without limiting the generality of the foregoing, the Bank will, upon Fashion's request, provide three Cardholder Master Files to Fashion for the Accounts transferred, one of which will be provided on the day after the Record Date. Such data shall be provided in printed or magnetic form, as requested by Fashion. The Bank will provide a retrieval service for a period of five years after the Preliminary Settlement Date to provide Fashion, upon its request, with copies of applications (to the extent that such applications are available) relating to the particular Accounts that were transferred to Fashion on such date. The Bank shall provide copies of such applications to Fashion as Fashion may reasonably request
                     (i) within five (5) days of Fashion's request in order to respond to a specific customer inquiry, dispute or complaint and (ii) within normal retrieval periods after Fashion's request in connection with a specific endeavor on the part of Fashion that may require such information but not in excess of 10,000 applications annually. In addition, Bank shall provide to Fashion information about billing inquiries and collections concerning an Account upon Fashion's request to the extent that it is available.

Section 4.03 Test Conversion. The Bank will cooperate with Fashion and the Contractor in reviewing any plan to test the Contractor's computer program for converting the processing of Accounts from the Bank to the Contractor and will cooperate with the implementation of such plan. Without limiting the generality of the foregoing the Bank shall, among other things, provide sample data for entry by the Contractor in its system, assist the Contractor in understanding the file layout and explain the Cardholder Master File, all finance charge calculations, and the Bank's method of payments used by the Bank in processing the Accounts. The Bank shall bear its own internal costs associated with such conversion efforts and reasonable travel and out-of-pocket expenses incurred with respect to such conversion effort.

Section 4.04 Notices. Fashion shall be responsible at its own expense for mailing such notices that it may desire to inform Charge Customers of the transfer and of any change in the terms of the Charge Customer's credit card agreement. All notices of either party described in this section shall be submitted to the other party for approval prior to mailing, provided that such approval shall not be unreasonably withheld.

Section 4.05 Termination of Services. (a) Except as otherwise provided in subsections (b) and (c), at the close of business on the Record Date, all obligations of the Bank to provide authorization service, customer service, collection activities and other support services shall terminate, except that following such date, the Bank shall refer all customer service calls and inquiries to a new third party customer service telephone number or address designated by Fashion. The Bank also shall make available to such third party, upon the third party's request with respect to particular accounts, all available records that may be reasonably necessary to respond to such inquiries.

                     (b) The Bank will provide authorization service to Fashion's stores through and including one day after the Record Date in substantially the same manner in which authorization service has been heretofore provided under the Plan Agreement.
                              Any credit extended through the Record Date shall constitute Account Debt. Any credit extended by Fashion after the Record Date on the basis of such authorization service shall not constitute Account Debt. The Bank's sole responsibility with respect to such authorization service will be to deliver to Fashion or the Contractor the information normally accumulated by the Bank in providing such service, including the account number and amount of each approved transaction. The Bank will use its best efforts to provide to the authorization network a response of "Account No. Error" (or other similar response indicating that the Account is no longer in the Bank's file) for all converted accounts attempted to be authorized using Bank's authorization service for a period of six months from the Record Date.
                              Bank will provide authorization service to Fashion's stores after the Record Date and until Fashion or the Contractor can take over authorization, but Fashion shall pay the Bank a daily fee of $1,000.00 for each day that the Bank provides such authorization after the Record Date. Such fee shall be paid to the Bank on the Preliminary Settlement Date along with all other amounts owed on such date.

                     (c) After September 27, 1993, all requests for non-monetary changes from Charge Customers, such as changes to Charge Customers' addresses, credit limits, and all other non-monetary changes will not be processed but instead such requests will be bundled and sent to Contractor.

                     (d) Consistent with current practices, but not later than 5:00 p.m. Columbus, Ohio time on the date after the Record Date, Fashion shall transmit to the Bank tape records of all remaining Account Debt created through the close of business on the Record Date.

Section 4.06 Handling of Payments. (a) By 5:00 p.m. Columbus, Ohio time on the date after the Record Date, Fashion shall deliver to the Bank tape records of all in-store payments received by Fashion through the close of business on the Record Date with respect to all Accounts.

                     (b) All payments received by the Bank on or before the Record Date and all payments reported by Fashion pursuant to subsection (a) above with respect to Accounts shall be posted by the Bank no later than one day after delivery of the last tape described in Section 4.06(a) above.

                     (c) All payments received by the Bank after the Record Date will be forwarded to Fashion or its designee.

                     (d) The Bank shall make arrangements for all transactions which occur after the Record Date to be automatically forwarded or delivered to the Contractor, without handling or processing by the Bank. In the event that any such correspondence is nonetheless received by the Bank, the Bank shall forward it to Fashion or its designee after receipt by the Bank.


                                   ARTICLE V

                     PRICING INFORMATION AND RECONCILIATION

Section 5.01 Statements of Net Outstandings, Etc. Within two (2) business days after the Record Date, the Bank will deliver to Fashion: (i) a statement of the Net Outstandings with respect to the Accounts being transferred (which shall separately state by aging category the Account Debt less credit balances), and (ii) a statement showing calculations of the Adjusted Weighted Pricing Percentage and the purchase price, all in reasonable detail, prepared from the books and records maintained by Bank in the ordinary course of servicing the Accounts, setting forth all adjustments of such book figures as may be necessary. Such statement of Net Outstandings shall be certified by a Vice President of Bank to be complete and correct to the best of Bank's knowledge based on the Bank's books and records. Such statement shall also include the calculation of the Preliminary Settlement Finance Charge Payment due Bank in reasonable detail as set forth in Annex II. The statements and documentation relating to the Unbillable Finance Charge Rebate Payment due Fashion as calculated in accordance with Annex III shall be provided by Fashion to Bank before the Final Settlement Date as described in Sections 2.02(b) hereof.

Section 5.02 Reconciliation and Adjustment. Fashion and the Contractor will use the Cardholder Master File tape, the payment tape described in Section 4.06 hereof, and the tape of all remaining Account Debt recorded by Fashion and delivered to Bank on the date after the Record Date described in
                     Section 4.05(d), to verify the accuracy of the statements described in Sections 2.02 and 5.01 and the calculation of the purchase price as described in Section 2.02(a) and in Annex I and Annex II. The Bank will cooperate with Fashion and the Contractor prior to the Preliminary Statement Date in the balancing and reconciling of the Cardholder Master File and the balancing and reconciling of the payment and adjustment tape and the sales and payment information recorded by Fashion so as to verify such statements and the purchase price calculation. Prior to the Preliminary Settlement Date the Bank and Fashion will use their best efforts to reconcile any discrepancies, including, but not limited to, any adjustments arising prior to but not posted on or before the Record Date, but in any event, all known discrepancies shall be reconciled by the Final Settlement Date. If at any time between the Record Date and the date six months after the Final Settlement Date either party discovers an error or adjustment in the aggregate Account Debt stated in the Cardholder Master File or in the computations set forth in any statement delivered as described in Section 2.02 or 5.01 hereof, including items of adjustment related to events prior to the Record Date, the parties will adjust the Purchase Price or the accrued unbilled finance charges, as the case may be, and the appropriate party shall promptly pay any deficiency or refund any excess (including the effect of any discount fees to be paid or refunded), plus interest at the Applicable Interest Rate from the date the amount to be adjusted was first paid through the date of adjustment.


                                   ARTICLE VI

                           OBLIGATIONS AFTER TRANSFER

Section 6.01 Records. As needed and subject to the limitations set forth in Section 4.02 hereof, Bank will provide to Fashion copies of such information as is available relating to the Accounts sold to Fashion that Fashion may reasonably request. Bank agrees that it shall retain all available Account information for each Account for a period of five years from the date that such Account is transferred to Fashion. Whenever requested by the Bank, Fashion will make available to the Bank any information or records needed to resolve any disputes or litigation or to satisfy any regulatory inquiries or requirements; and whenever requested by Fashion, and subject to the limitations set forth in this Section 6.01 and Section 4.02 hereof, the Bank will make available to Fashion and the Contractor any information or records needed to resolve any disputes or litigation or to satisfy any regulatory inquiries or requirements. In order to assist in the prompt and efficient handling of such inquiries, each party will designate a person who shall be available by telephone to provide information as to the availability or location of such records and also to supply by telephone information which is readily available.

Section 6.02 Use of Cards. For a period of at least six months after the Record Date, Fashion may continue to permit Charge Customers whose Accounts were transferred on the Preliminary Settlement Date to use any credit cards which bear the name or trademark of the Bank, however, Bank will use its best efforts not to authorize any such transactions. After such period, Fashion will take all reasonable action to cause Charge Customers to abandon use of such cards.

Section 6.03 Repurchase of Certain Account Debt. (a) At the request of Fashion, the Bank will repurchase from time to time any Account Debt purchased by Fashion, plus any accrued unbilled finance changes thereon, pursuant to this Agreement, which Fashion or the Contractor is unable to collect as a result of a breach of any representation or warranty of the Bank set forth in Section 7.01.

                     (b) The price to be paid by the Bank for such Account Debt repurchased under this Section 6.03 shall be equal to the price paid by Fashion to Bank on the Preliminary Settlement Date (which includes any Preliminary Settlement Date Finance Charge Payment and Interest at the Applicable Interest Rate from the Record Date to the Preliminary Settlement Date which was previously paid) less any Unbillable Finance Charge Rebate Payment reimbursed by Bank to Fashion on the Final Settlement Date.

                     (c) Against payment of such price, Fashion and the Contractor will assign such Account Debt as of the Record Date to the Bank, without recourse and without representation or warranty except that the Account Debt is free and clear of all liens arising through Fashion or the Contractor, and that there are no claims or defenses arising out of Fashion's or the Contractor's ownership or administration of the Account.


                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

Section 7.01 Representations and Warranties of Bank. The Bank represents and warrants to Fashion as follows:

                     (a) The making and performance of this Agreement by the Bank have been duly authorized by all necessary corporate action and will not; (i) violate or conflict with any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect which is applicable to the Bank or any provision of its charter, or bylaws; or (ii) result in a breach of or constitute a default under any material indenture or loan or credit agreement or any other material written agreement or instrument to which the Bank is a party or by which the Bank is bound or affected, which breach or default would have a material adverse effect on Bank's ability to perform its obligations under this Agreement; or (iii) require the approval of or any exemption from any court, governmental body or regulatory authority (Federal, state or local).

                     (b) The Bank has previously issued to each Charge Customer a credit card in full compliance with all applicable Federal and state laws and regulations relating to the issuance of credit cards or requests therefor.

                     (c) Each Credit Agreement entered into by the Bank and each periodic billing statement rendered by Bank with respect to the Accounts was in full compliance with all applicable Federal and state laws and regulations relating to consumer credit and Truth-in-Lending, and the amount, computation and disclosure, of all finance charges and other charges and fees imposed by the Bank with respect to the Accounts was in full compliance with all applicable Federal and state laws and regulations.

                     (d) The Account Debt and the Accounts are not subject to any lien, claim or security interest or encumbrance in favor of any third party except as may exist by or through a party other than the Bank.

                     (e) In performing its obligations under the Plan Agreement, Bank has complied with all applicable laws and regulations governing the relationship between creditor and debtor.

                     (f) The information to be delivered to Fashion pursuant to this Agreement will contain the information as described herein with respect to the Account Debts and the Accounts which the Bank customarily retains in the ordinary course of its business for the purpose of billing and collecting such Account Debts and servicing the Accounts of Charge Customers.

                     (g) The Bank's files contain a signed credit card application for each Account except with respect to: (i) Accounts opened under prior programs acquired by Bank for which no signed application was received by the Bank and (ii) all "Quick Credit" Applications made by applicants pursuant to Section 2.2b of the Plan Agreement.

                     (h) The Account Debts represent transactions reported to the Bank by Fashion or its affiliated corporations plus interest and fees billed to Charge Customers according to the terms of the Accounts. To the extent that such transactions reflect valid sales, the Account Debts are valid and enforceable obligations of such Charge Customers.

                             Provided, however, that notwithstanding the representations and warranties contained in paragraphs (b), (c), (d) (e) and (h) of this
                             Section 7.01, the Bank expressly makes no representation or warranty with respect to: (i) any Accounts or Account Debts for the period of time prior to the acquisition of such Accounts by Bank that were originally owned by Fashion or an affiliate and or subsidiary of Fashion (all of which shall be collectively referred to as "Affiliate") or a processor of Fashion and subsequently transferred to Bank; (ii) any Accounts or Account

                             Debts to the extent that any action or inaction by Fashion, an Affiliate, or any Contractor adversely affects the enforceability, validity and/or collectibility of the Accounts and/or the Account Debts thereunder; (iii) any Accounts or Account Debts to the extent that the Bank not having received a completed or signed application for a Charge Customer in either of the situations described in Section 7.001(g) adversely affects the enforceability, validity and/or collectibility of the Accounts and/or the Account Debts; (iv) any Accounts on which credit cards have been issued where there has been a violation of law or an act or omission in contravention of the Plan Agreement by Fashion and/or an Affiliate; (v) how the fact that Fashion is not a national bank located in Ohio may affect the ability of the manner in which Fashion, an Affiliate or any Contractor may operate and collect the Accounts, Accounts Debts, and consumer credit agreements as open-end accounts following transfer pursuant to this Agreement; and (vi) the compliance of the Credit Agreement, Credit Cards, Charge Plan, and the annual percentage rate and fees charged thereunder with the requirements of Title A, Section 8-303(7) of Maine law.

                     The representations and warranties set forth in this
                     Section 7.01 shall survive the expiration or termination of this Agreement and the Plan Agreement.

Section 7.02 Representations and Warranties of Fashion. Fashion represents and warrants to Bank as follows:

                     The making and performance of this Agreement by Fashion have been duly authorized by all necessary corporate action and will not, (i) violate or conflict with any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect which is applicable to Fashion or any provision of its charter, or bylaws; (ii) result in a breach or constitute a default under any material indenture or loan or credit agreement or any other material written agreement or instrument to which Fashion is a party or by which Fashion is bound or affected, which breach or default would have a material adverse effect on Fashion's ability to perform its obligations under this Agreement; or (iii) require the approval of or any exemption from any court, governmental body or regulatory authority (Federal, state or local).

                     The representations and warranties set forth in this
                     Section 7.02 shall survive the expiration or termination of this Agreement and the Plan Agreement.


                                  ARTICLE VIII

                                COVENANT OF BANK

Section 8.01 Use of Information. The Bank agrees that it will keep, preserve and maintain the confidentiality of all nonpublic information about and knowledge of the Charge Customers and the policies, plans and operations of Fashion with respect to Fashion's Charge Plan and business, generally.

Section 8.02         Preservation of Policies, Practices and Procedures.
                     Fashion performed a review of the Bank's aging, adjustment and collection policies, practices and procedures (Bank's Procedures) with respect to the Accounts effective September 17, 1993 (the "Audit Date") and concluded that the Bank's Procedures are consistent with the Bank's Procedures in the past and with Fashion's expectations.
                     In reliance on Fashion's conclusions, Bank agrees to administer and operate the Accounts through the Preliminary Settlement Date in accordance with Bank's Procedures in effect on the Audit Date. Notwithstanding the foregoing, the audit of Accounts and Account records relating to the Accounts to be transferred to Fashion commencing September 27, 1993 shall occur.


                                   ARTICLE IX

                              COVENANT OF FASHION

Section 9.01 Use of Information. Fashion agrees that it will keep, preserve and maintain the confidentiality of all nonpublic information about and knowledge of Charge Customers and the policies, plans and operations of the Bank with respect to the Bank's Charge Plan and the Bank's business in general.


                                   ARTICLE X

Section 10.01 Indemnification. Each party shall indemnify and hold harmless the other party and their respective present, future and former officers, directors, employees, agents, successors and assigns from and against any and all loss (including, without limit, lost profits), liability, claim, damage and expense (including, without limit, attorney fees and expenses) arising out of or resulting from or in connection with any breach of this Agreement by the indemnifying party or any misrepresentation made by the indemnifying party in this Agreement or in any agreement, document, instrument or exhibit delivered by the indemnifying party in connection herewith.


                                   ARTICLE XI

                                 MISCELLANEOUS

Section 11.01 Entire Agreement. This Agreement, together with Annex I, Annex II and Annex III, constitutes the entire Agreement and supersede all prior agreements and understandings, whether oral or written, (between Bank and Fashion) with respect to the subject matter hereof.

Section 11.02 Amendment. This Agreement can be modified only by a written instrument signed by the Bank and Fashion referring specifically to this Agreement and the parties' intent to amend it.

Section 11.03 Successors and Assigns. Neither Bank nor Fashion shall assign this Agreement except with the prior written consent of the other party, which consent shall not unreasonably be withheld. Bank consents to the assignment of all of Fashion's rights and obligations under this Agreement to Spirit of America National Bank. This Agreement and all obligations and rights arising hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors, transferees and assigns.

Section 11.04 Governing Law. This Agreement shall be a contract made under and governed by the internal laws of the State of Ohio.

Section 11.05 Approvals. When approvals or consents are required in context under this Agreement, such approvals or consents shall not be unreasonably withheld, unless the text provides that such approvals or consents shall be in the discretion of the party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers or representatives as of the date first above written.

                                             FASHION SERVICE CORP.


                                             By:
                                                 ------------------------------


                                             Its:
                                                 ------------------------------


                                             NATIONAL CITY BANK, COLUMBUS


                                             By:
                                                 ------------------------------


                                             Its:
                                                 ------------------------------

                                    ANNEX I

                               CALCULATION OF THE
                      ADJUSTED WEIGHTED PRICING PERCENTAGE
                   AND EXAMPLE OF PURCHASE PRICE CALCULATION



[

                                                                 ]

                                    ANNEX II

                    METHODOLOGY TO CALCULATE THE PRELIMINARY
                SETTLEMENT DATE FINANCE CHARGE PAYMENT DUE BANK



1. Bank will calculate an amount representing an estimate of the Bank's portion of accrued unbilled finance charges from the last statement cycle date up through the Record Date ("Estimated Unbilled Finance Charges") with respect to the Accounts to be transferred to Fashion on the Preliminary Settlement Date.

2. The Estimated Unbilled Finance Charges calculated by Bank shall be for each Account transferred the product of a. the average daily balance of each Account as of the Record Date, b. the Annual Percentage Rate ("APR") as of the Accounts last statement cycle date expressed as a daily rate, and c. the number of days between the last statement cycle date through and including the Record Date.

3. Bank will provide to Fashion at the Preliminary Settlement Date a computer tape and report for all Accounts being transferred. Such computer tape and report shall have the Account data sorted and identified by the last statement cycle of the Bank prior to the Record Date. The computer tape shall include for each Account:

                 Bank's Account Number

                 The APR, expressed as a daily rate x number of days from last statement cycle date through and including the Record Date

                 The average daily balance of each Account as of the Record Date for each Account transferred

                 The amount to avoid finance charges as calculated by the Bank based on the last statement immediately prior to the Record Date

                 The calculated Estimated Unbilled Finance Charges

4. Bank shall calculate the "Preliminary Settlement Date Finance Charge Payment" using the following formula:

         Preliminary = Estimated X Adjusted  + Interest
         Settlement   Unbilled    Weighted
         Date         Finance     Pricing
         Finance      Charges     Percentage
         Charge
         Payment

         The following is a hypothetical example showing the calculation of the Preliminary Settlement Date Finance Charge Payment, assuming payment will be made by 12:00 Noon on the Preliminary Settlement Date:

         Applicable Interest Rate                           4%
         Estimated Unbilled Finance Charge:                 $470,000.00
         Adjusted Weighted Pricing Percentage:              93.01%
         Record Date:                                       10/3/93
         Preliminary Settlement Date:                       10/6/93
         Number of Days Between Record Date and
          Preliminary Settlement Date:                       2

         Preliminary = $470,000 X .9301 + Interest
         Settlement
         Date
         Finance
         Charge
         Payment      = $437,147.00 + (437,147.00 X 2 X 4%)
                                                    -
                                                   365
                        = $437,147.00 + $95.81

                        = $437,242.81

5. Fashion shall pay Bank the Preliminary Settlement Date Finance Charge Payment on the Preliminary Settlement Date as required by Section 2.02.

                                   ANNEX III

                  METHODOLOGY TO CALCULATE UNBILLABLE FINANCE
                       CHARGE REBATE PAYMENT DUE FASHION


1. On or before the Final Settlement Date, Fashion will provide to Bank a computer tape which will include the following data for each transferred Account where the payments made between the Record Date and the first statement cycle date after the transfer, equal or exceed the amount to be paid to avoid finance charges as calculated by the Bank and provided to Fashion at the Preliminary Settlement Date:

                          Bank's Account Number

                          Total Payments, Credits, or Adjustments received since the last statement date immediately prior to the Record Date through the first statement cycle date immediately after the Record Date

                          Total Amount of Estimated Unbilled Finance Charges to be rebated ("Unbillable Finance Charges") subject to paragraph 2 below

                          Total Amount to be paid to avoid finance charges

                          Date of last payment received

                          New Cycle Date

                 Fashion will provide a summary report to the Bank of the above information which will summarize the data contained in the computer tape.

2. On the Final Settlement Date, and based on the information contained in the report described in 1 above, Bank shall pay to Fashion an amount (the "Unbillable Finance Charge Rebate Payment") as specified in Section 2.02 of the Agreement and as computed in accordance with the methodology used in the following hypothetical example of the calculation of Unbillable Finance Charge Rebate Payment due Fashion:

                 Record Date:                               10/3/93

                 Final Settlement Date:                     11/2/93

                 Number of Days from the Record Date
                 up to the Final Settlement Date,
                 Assuming such payment will be made
                 by 12 Noon to Fashion on the Final
                 Settlement Date:                           29

                 Applicable Interest Rate:                  4%
                 Adjusted Weighted Pricing Percentage:      93.01%

                 Unbillable Finance Charges (obtained
                 from the Fashion Report):                  $190,000

                 Unbillable Finance Charge Rebate Payment, where:
                 Unbillable = Unbillable X Adjusted + Interest
                 Finance      Finance      Weighted
                 Charge       Charges      Pricing
                 Rebate                    Percentage
                 Payment


3. Bank shall pay Fashion amount calculated above on the Final Settlement Date as specified in Section 2.02 of the Agreement.

                 Unbilled = $190,000    X .9301      + Interest
                 Finance  = $176,719    + ($176,719) X (29/365) X 4%)
                 Charge   = $176,719    + ($561.63)
                 Rebate   = $177,280.63
                 Payment

                                                                      EXHIBIT A


Your Rights and Our Responsibilities After We Receive Your Written Notice.

We must acknowledge your letter within 30 days, unless we have corrected the error by then. Within 90 days, we must either correct the error or explain why we believe the bill was correct.

After we receive your letter, we cannot try to collect any amount you question, or report you as delinquent. We can continue to bill you for the amount you question, including finance charges, and we apply any unpaid amount against your credit limit. You do not have to pay any questioned amount while we are investigating, but you are still obligated to pay the parts of your bill that are not in question.

If we find that we made a mistake on your bill, you will not have to pay any finance charges related to any questioned amount. If we didn't make a mistake, you may have to pay finance charges, and you will have to make up any missed payments on the questioned amount. In either case, we will send you a statement of the amount you owe and the date that it is due.

If you fail to pay the amount that we think you owe, we may report you as delinquent. However, if our explanation does not satisfy you and you write to us within 10 days telling us that you still refuse to pay, we must tell anyone we report you to that you have a question about your bill. And, we must tell you the name of anyone we reported you to. We must tell anyone we report you to that the matter has been settled between us when it finally is.

If we don't follow these rules, we can't collect the first $50 of the questioned amount, even if your bill was correct.

Special Rules for Credit Card Purchases

If you have a problem with the quality of property or services that you purchased with a credit card, and you have tried in good faith to correct the problem with the merchant, you may have the right to pay the remaining amount due on the property or services. There are two limitations on this right:

(a) You must have made the purchase in your home state or, if not within your home state, within 100 miles of your current mailing address; and

(b) The purchase price must have been more than $50.

These limitations do not apply if we own or operate the merchant, or if we mailed you the advertisement of the property or services.

                    [SPIRIT OF AMERICA NATIONAL BANK LOGO]

Dear Valued Customer:

It is with great pleasure that we announce that effective as soon as you use your new Fashion Bug Charge, your account will be transferred and serviced by Spirit of America National Bank.

Spirit of America prides itself on being a leading credit servicing organization who provides premium customer service and detailed attention to the concerns of its credit customers throughout the country. With this change you will find an improvement in our ability to service your account.

A new Spirit of America credit card is enclosed, along with a money saving $5.00 discount coupon (on any purchase of $20 or more).

Thank you again for your loyal support and we look forward to seeing you at our local Fashion Bug store soon!

Very Sincerely Yours,


/s/PHILIP WACHS
   ------------
   Philip Wachs
   President


                      [FASHION BUG FITS YOUR LIFE LOGO]

                          NOTICE OF CHANGE IN TERMS

Effective on the first day of the first billing cycle that begins on or after October 4, 1993 (referred to in this Notice as the "Effective Date"), the current credit card program in which credit is extended to Fashion Bug charge customers by BancOhio National Bank will be replaced with a new program in which the new creditor will be Spirit of America National Bank ("Spirit of America"). Spirit of America will extend credit to you with respect to any outstanding balance in your existing account beginning on the Effective Date as well as with respect to any new purchases made on or after the Effective Date.

A new Spirit of America credit card will be sent to you as a replacement for your current card. Once the new credit card is received, you should destroy your current card, as it will not be valid for use.

The new terms and conditions which will apply to your Spirit of America Credit Card Account are set forth below in the Spirit of America Credit Card Agreement (referred to in this Notice as the "New Program"). The key differences between the New Program and the current BancOhio National Bank Credit Card Agreement (referred to in this Notice as the "Current Program") are explained below:

   1. Identity of Creditor: Under the New Program credit will be extended by the Spirit of America National Bank, P.O. Box 5000, Milford, Ohio 45150. Under the Current Program credit is extended by BancOhio National Bank, 4661 East Main Street, Columbus, Ohio 43251. Your new Account and the Spirit of America Credit Card Agreement will continue to be governed by Ohio and applicable federal law.

2. Balance-Computation Method: Under the New Program in all states, if a finance charge is imposed, current purchases and unpaid finance charges will be included in the balance on which finance charges are imposed. For a full explanation of the balance-computation method under the New Program, see paragraph 7 of the Spirit of America Credt Card Agreement that appears below. Under the Current Program: (1) current purchases are not included in the balance on which finance charges are imposed in Massachusetts, Maine and Vermont, and (2) in all states unpaid finance charges are not included in the balance on which finance charges are imposed. As under the Current Program, under the New Program no finance charge is imposed in any billing cycle in which there is no previous balance or the New Balance is paid in full by the due date shown on your billing statement.

3. Imposition of Late Fee: Under the New Program in all states if your minimum payment is not received within 10 days after it is due, a Late Fee of $5.00 will be added to your Account. Under the Current Program this Late Fee is not imposed in Iowa, Massachusetts, and South Carolina.

4. Imposition of Returned Check Fee: Under the New Program in all states if any check sent in partial or full payment on your Account is returned unpaid, a Returned Check Fee of $10.00 will be imposed to cover collection costs. Under the Current Program this Returned Check Fee is not imposed in Iowa, Massachusetts and South Carolina.

                                *     *     *

ACCEPTANCE OF THESE CHANGES:

YOUR AGREEMENT UNDER THE CURRENT PROGRAM PROVIDES FOR THE POSSIBILITY OF A CHANGE IN TERMS. IF YOU OR SOMEONE AUTHORIZED BY YOU MAKE A PURCHASE ON CREDIT ON OR AFTER THE EFFECTIVE DATE, SUCH PURCHASE WILL CONSTITUTE YOUR AGREEMENT TO THE NEW PROGRAM, INCLUDUNG THE NEW TERMS DESCRIBED IN THIS NOTICE. IN THAT EVENT, THE TERMS OF THE NEW SPIRIT OF AMERICA CREDIT CARD AGREEMENT WILL BE APPLIED TO THE ENTIRE OUTSTANDING BALANCE IN YOUR ACCOUNT, INCLUDING ANY INDEBTEDNESS ARISING OUT OF THE PURCHASES MADE BEFORE THE EFFECTIVE DATE. IF YOU DO NOT MAKE A PURCHASE ON CREDIT ON OR AFTER THE EFFECTIVE DATE, THE TERMS OF THE CURRENT PROGRAM WILL CONTINUE TO BE APPLIED.

ADDITIONAL NOTICE TO SOUTH CAROLINA RESIDENTS: IF YOU DO NOT WANT TO CONTINUE THE REVOLVING ACCOUNT UNDER THE NEW TERMS, WE WILL TERMINATE THE ACCOUNT AND PERMIT YOU TO PAY THE EXISTING BALANCE UNDER THE TERMS IN EFFECT BEFORE THE CHANGE IN TERMS. WHILE YOU MAY REQUEST THIS IN WRITING AT P.O. BOX 5000, MILFORD, OHIO 45150, THIS WILL OCCUR AUTOMATICALLY IF YOU DO NOT USE THE ACCOUNT ON OR AFTER THE ABOVE EFFECTIVE DATE. YOU MAY APPLY FOR A SEPARATE REVOLVING ACCOUNT ON THE NEW TERMS.

SPIRIT OF AMERICA CREDIT CARD AGREEMENT

1. Agreement Terms. In this Agreement, the words "you" and "your" mean each person who signs this Spirit of America Credit Card Agreement ("Agreement"), receives the Spirit of America Credit Card ("Credit Card"), or is permitted to use the Spirit of America Credit Card Account ("Account") that we open for you. The words "we," "us" and "our" mean Spirit of America National Bank and any person to whom this Agreement may be assigned.

2. Promise to Pay. In return for extending credit to you on this Account from time to time, you promise to pay for all purchases you charge to your Account, any Finance Charge, and all other charges mentioned below, in U.S. dollars, according to the terms of this Agreement. You may pay your Account by sending a banker's check, money order or your personal check.
    We will not accept payment with insufficient postage or payment in cash or stamps.

3. Use of your Account and the Card. You may use the Credit Card at any Fashion Bug, Fashion Bug Plus or other merchants with which we are affiliated with.

4. Line of Credit. We will establish an initial credit limit for you (called "line of credit" in this Agreement) and we will tell you the amount of your line of credit on the folder that contains your credit card and on each monthly statement. We may increase or decrease your line of credit from time to time. You agree not to exceed your line of credit, but, if you do, you agree to immediately pay us any amount that exceeds your line of credit.

5. Payments. You may pay all of your Account balance (the "New Balance") at any time, but each month you must pay at least the Minimum Payment Due within 25 days of the Billing Date shown on your monthly statement. The Minimum Payment Due is any amount past due from prior months, any amount that exceeds your line of credit, any Late Fee and Returned Check Charge, plus the larger of $10 or 1/20th of the New Balance, rounded to the nearest dollar. If your New Balance is less than $10, the entire New Balance is due. For your convenience, you may pay your Account at any of our merchant locations where the card is accepted and your payment will be posted to your Account the next business day. Otherwise all payments must be mailed to us at the address shown on your monthly statement. We can accept late payments or partial payments or checks or money orders marked "payment in full" without losing any of our rights under this Agreement. If you pay more than the Minimum Payment Due, but less than the New Balance, the excess amount is not applied to reduce the Minimum Payment Due in future months. Unless otherwise required by law, we will apply your payments in the following order: any Late Fees, Returned Check Fee, Finance Charge, and the remainder to your balance for purchases, oldest purchases first.

6.  Cost of Credit: There is no Finance Charge in any monthly billing period
    (a) in which there is no balance at the beginning of the billing period (the "Previous Balance" shown on your monthly statement) or (b) in which payments received and credits issued, within 25 days after the Billing Date shown on your statement, equal or exceed the balance at the beginning of the billing period. If we do not receive the full amount due (the "New Balance") within 25 days after the Billing Date, a Finance Charge will be computed by applying a monthly periodic rate of 1.908% (ANNUAL PERCENTAGE RATE 22.9%) to the Average Daily Balance. If the Finance Charge computed by using the above-stated monthly periodic rate is less than $.50, there is a minimum FINANCE CHARGE of $.50. Under Ohio Law we are permitted to impose a Finance Charge at the rate of 25% per year.

7. Method of Computing Finance Charge: We figure the Finance Charge on your Account by applying the above-stated monthly periodic rate to the "Average Daily Balance" of your Account. To get the "Average Daily Balance" we take the beginning balance of your Account each day, add any new purchases and subtract any payments and credits. We do not add in Late Fee or Returned Check Fee. This give us the daily balance. Then, we add up all the daily balances for the billing cycle and divide the total by the number of days in the billing cycle. This gives us the "Average Daily Balance."

8. Returned Check Fee. To the extent permitted by law, if the check sent to us in partial or full payment on your Account is returned to us unpaid by your bank, we may charge you a reasonable processing fee of $10.00 to cover our collection costs. We will add such fee to your Account and to your next Minimum Payment Due. We do not attempt to collect any check more than once, or impose this fee for the same returned check more than once.

9. Late Fee. If your Minimum Payment Due is not received by us within 10 days after it is due, we will impose a Late Fee not to exceed $5.00. We will add this Late Fee to your Account and to your next Minimum Payment Due.

10. Canceling or Limiting Credit. We may limit or cancel your credit privileges at any time for any reason not prohibited by law and with only such notice as is required by law. We are not responsible for the refusal of anyone to accept or honor the Credit Card.

11. Default and Collection. If you fail to pay any Minimum Payment when due, if you declare bankruptcy, if you die or if you exceed your line of credit, it will be a default, and, subject to any right you may have under state law to receive notice of your default and to cure such default, we may declare the entire unpaid balance in the Account due and payable. If the Account is referred to an outside attorney and we prevail in a suit against you, in addition to the full amount owed and any court costs, you agree to pay our reasonable attorney's fees not to exceed 20% of the amount due, or such lesser amount as may be permitted by applicable law.

12. Credit Cards. Any Credit Card issued for your Account is our property. You must sign the Credit Card before you first use it. You agree to return our Credit Cards to us or our agent upon request. If you want to cancel the authorized use of your Account or the Credit Card by another person, you agree to notify us in writing and recover, cut in half, and return to us any Credit Card in such person's possession. You may be liable for unauthorized use that occurs after you notify us at P.O. Box 3000, Voorhees, NJ 08043, telephone number 1-800-634-1202, orally or in writing, of the loss, theft, or possible unauthorized use. In any case, your liability for unauthorized charges will not exceed $60.

13. Obtaining and Furnishing Credit Information. You give us permission to investigate your credit standing by obtaining a credit report or by directly contacting others who have information about you, including your employer, in connection with your application for credit under this Agreement and later in connection with an update, renewal, or extension of credit under this Agreement. Upon your request, we will tell you if a credit report was requested and, if it was, we will give you the name and address of the credit bureau that furnished the report. You agree that we may furnish information about your Account to credit bureaus and others who in our discretion may properly receive such information.

14. Changes in this Agreement. We may change any term of this Agreement, including the rate of Finance Charge, by furnishing you notice of the change in the manner prescribed by law. To the extent permitted by applicable law, any new terms may at our option be applied to any balance existing in the Account at the time of the change, as well as to any subsequent transactions.

15. Agreement Binding, Termination. You will be legally bound by this Agreement if you sign the application to obtain credit from us or if you use or permit someone else to use the credit provided. You may terminate this Agreement by paying all amounts owed on your Account, cutting the Credit Card(s) issued to you in half and returning the cut up card(s) to us with a letter requesting termination of your Account.

16. Change of Address and Governing Law. You agree to notify us promptly in writing if you move. Until we receive written notice of your new address, we will continue to send monthly statements and other notices to the address you gave on the application for this Account. You understand that this Agreement is not binding until it is accepted by us in the State of Ohio. The laws of the State of Ohio and federal laws govern this Agreement.


Spirit of America National Bank
P.O. Box 5000
Milford, Ohio 45150


/s/ Kirk R. Simme
- ------------------------------
Kirk R. Simme
Vice President - Credit




                    YOUR BILLING RIGHTS - KEEP THIS NOTICE
                                FOR FUTURE USE


This notice contains important information about your rights and our responsibilities under the Fair Credit Billing Act.

Notify us in Case of Errors or Questions About your Bill.

If you think your bill is wrong, or if you need more information about a transaction on your bill, write us on a separate sheet at the address listed on your bill. Write to us as soon as possible. We must hear from you no later than 60 days after we sent you the first bill on which the error or problem appeared. You can telephone us, but doing so will not preserve your rights.

In your letter, give us the following information:

    - Your name and account number.

    - The dollar amount of the suspected error.

    - Describe the error and explain, if you can, why you believe there is an error. If you need more information, describe the item you are not sure about.